Exhibit 21

SUBSIDIARIES OF THE COMPANY

      Listed below are the significant subsidiaries of the Company and their jurisdictions of organization. All are wholly-owned unless otherwise indicated. Other subsidiaries have been omitted because, considered in the aggregate, they would not constitute a significant subsidiary.

Jurisdiction of
Name of Subsidiary	Organization

Bowne Business Communications, Inc.	New York

Bowne Business Enterprises, L.P.	Delaware

Bowne Business Solutions, Inc.	Delaware

Bowne Business Solutions, L.L.C.	New York

Bowne de Montréal, Inc.	Canada

Bowne Digital Solutions, L.L.C.	New York

Bowne Global Solutions, Inc.	California

Bowne Global Solutions (France), S.A.R.L.	France

Bowne Global Solutions (Germany), G.m.b.H.	Germany

Bowne Global Solutions (Ireland), Ltd.	Ireland

Bowne Global Solutions (Japan), K.K.	Japan

Bowne Global Solutions (Netherlands), B.V.	Netherlands

Bowne Global Solutions (Spain), S.L.	Spain

BGS Companies, Inc.	Delaware

Bowne Technology Enterprise, L.L.C.	New Jersey

Bowne International, Ltd.	United Kingdom

Bowne International, S.A.R.L.	France

Bowne Litigation Solutions, L.P.	Delaware

Bowne Localization, Inc.	Delaware

Bowne of Atlanta, Inc.	Georgia

Bowne of Boston, Inc.	Massachusetts

Bowne of Canada, Ltd.	Canada

Bowne of Chicago, Inc.	Delaware

Bowne of Cleveland, Inc.	Ohio

Bowne of Dallas, L.P.	Delaware

Bowne of Europe, B.V.	Netherlands

Bowne of Germany Holding G.m.b.H.	Germany

Bowne of Los Angeles, Inc.	California

Bowne of New York City, L.L.C.	New York

Bowne of Ontario, L.P.	Ontario, Canada

Bowne of Phoenix, Inc.	Arizona

Bowne Solutions, L.L.C.	Delaware

Bowne of South Bend, Inc.	Delaware

Mendez, B.V.B.A	Belgium

Lernout & Hauspie Spain S.A.	Spain

L & H Mendez, S.A.R.L.	France

L & H Editions, S.A.R.L.	France

L & H Linguex, S.A.	France

L & H Mendez Brazil, Ltda	Brazil

L & H Mendez Portugal, Ltda	Portugal

L & H Italia, S.r.L.	Italy

L & H Sweden, AB	Sweden

L & H Mendez Sweden, AB	Sweden

Mendez, OY	Finland

Mendez Netherland, B.V.	Netherlands

Lernout & Hauspie, LLC	Washington

L & H Mendez, A/S	Denmark

Mendez Norge A/S	Norway

L & H Deutschland, Gmbh	Germany

Lernout & Hauspie, Ltd	U.K.

L & H Mendez Japan, KK	Japan

World Tech Corp.	Korea

Clockworks International, Ltd	Ireland

Bowne Global Solutions Korea	Korea

Bowne Global Solutions Denmark, A/S	Denmark

Bowne Global Solution Finland OY(1)	Finland

Bowne Global Solutions Italy	Italy

Technical Core. Ltd, KK	Japan

DataLink Co. Ltd, KK	Japan

Bowne Global Solutions Brazil Limitada	Brazil

Bowne International, LLC	Delaware

Bowne International de Mexico S.A.DE.C.V.	Mexico

(1)	80% owned by the Company.